UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200 Irvine, California 92614	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Koji Shinohara as Chief Financial Officer and Treasurer

 On November 24, 2020, Koji Shinohara tendered his resignation as Chief Financial Officer and Treasurer of Kura Sushi USA, Inc. (the “Company”) effective as of November 30, 2020.  Effective as of November 30, 2020, Mr. Shinohara ceased to serve as the Chief Financial Officer and Treasurer of the Company and in all other capacities previously held by him with the Company. The resignation was not the result of any dispute or disagreement with the Company’s independent auditors, any member of management or the Company’s board of directors (the “Board”) related to the operations, policies or practices of the Company. In connection with his departure, the Company anticipates that it will enter into a separation and release agreement with Mr. Shinohara setting forth the terms of separation.

  Appointment of Steven H. Benrubi as Chief Financial Officer and Treasurer

On November 27, 2020, the Board appointed Steven H. Benrubi, age 54, as Chief Financial Officer and Treasurer of the Company, effective as of December 1, 2020. Mr. Benrubi will act as the principal financial officer and principal accounting officer during the time that he is serving as Chief Financial Officer and Treasurer.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Benrubi served for five years as Chief Financial Officer for Drybar Holdings LLC, a lifestyle salon and prestige consumer products brand that rapidly grew to operate over 100 company- and franchised-owned locations and to sell haircare products online and through retail partners with over 2,000 outlets throughout the United States. Mr. Benrubi led aspects of the successful sale of Drybar’s products business to Helen of Troy in January 2020, and then joined Helen of Troy’s new Drybar Products division as Interim Head of Finance to support business integration. Prior to Drybar, he was Executive Vice President and Chief Financial Officer of The Wet Seal, Inc. for seven years, where he rebuilt the company’s finance organization and led numerous operations functions. Previously, he held the Vice President and Corporate Controller roles for CKE Restaurants, Inc., the owner of Carl’s Jr. and Hardee’s restaurant brands, and for Domino’s Pizza, Inc. Mr. Benrubi started his career at the public accounting firm Arthur Andersen.

There are no arrangements or understandings between Mr. Benrubi and any other person pursuant to which Mr. Benrubi was appointed to serve as Chief Financial Officer of the Company, and there is no family relationship between Mr. Benrubi and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Benrubi and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Agreements entered into with Mr. Benrubi

On November 30, 2020, in connection with Mr. Benrubi’s appointment as Chief Financial Officer of the Company, Mr. Benrubi entered into an employment agreement with the Company, effective December 1, 2020.

Employment Term and Position. The term of employment of Mr. Benrubi will be three years from December 1, 2020, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least one hundred twenty (120) days prior to the expiration of the then-current term. During his term of employment, Mr. Benrubi will serve as Chief Financial Officer, Treasurer, Secretary and Chief Compliance Officer of the Company.

Base Salary, Annual Bonus, Equity Compensation and Other Benefits. Pursuant to his employment agreement, Mr. Benrubi is entitled to a base salary of $300,000. In addition, Mr. Benrubi will be eligible to receive (i) a one-time signing bonus in the amount of $12,500, (ii) annual performance-based cash bonuses, the amount and terms of which shall be in the discretion of the Compensation Committee of the Board, and (iii) equity awards, the form and terms of which will be as set forth pursuant to the applicable equity incentive plan and applicable award agreements. Mr. Benrubi will also be entitled to other employee benefits including paid vacation in accordance with the Company’s policies and reimbursement of reasonable business expenses.

Severance. The employment agreement for Mr. Benrubi provides for severance upon a termination by the Company without Cause (as defined in the employment agreement), on the account of the Company’s failure to renew the employment agreement, or by Mr. Benrubi for Good Reason (as defined in the employment agreement), in each case, subject to the execution of an effective release of claims in favor of the Company, its affiliates and their respective officers and directors by Mr. Benrubi. If the employment agreement is terminated in any of the above-enumerated cases, Mr. Benrubi will be entitled to severance consisting of (a) a lump sum payment equal to base salary for the year in which the termination occurs provided, however, that if the termination occurs before December 1, 2023, the lump sum payment shall only be one-half of base salary for the year in which the termination occurs, (b) reimbursement for the payment Mr. Benrubi makes for COBRA coverage for a period of twelve (12) months (provided, however, that if the termination occurs before December 1, 2023, the period shall be reduced to six (6) months), or until Mr. Benrubi has secured other employment, whichever occurs first, and (c) accelerated vesting of the applicable portion of Mr. Benrubi’s option that would have vested between the termination date and August 31 of that same fiscal year.

 Restrictive Covenants. Pursuant to the employment agreement, Mr. Benrubi is subject to certain restrictive covenants including protection of Company confidential information and non-disparagement.

The description of the employment agreement with Mr. Benrubi is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

In connection with Mr. Benrubi’s appointment, Mr. Benrubi and the Company will also enter into the Company’s standard indemnification agreement as of the effective date of this employment, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-232551).

Item 7.01Regulation FD Disclosure.

On November 30, 2020, the Company issued a press release announcing the resignation of Mr. Shinohara and the appointment of Mr. Benrubi as Chief Financial Officer of the Company. A copy of the press release is being furnished as Exhibit 99.1 and hereby incorporated by reference.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On November 30, 2020, the Board adopted a form restricted stock award notice and award agreement for restricted stock awards to be granted under the Company’s 2018 Incentive Compensation Plan.  A copy of the agreement is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 30, 2020, between Kura Sushi USA, Inc. and Steven H. Benrubi
10.2	Form of Restricted Stock Award Notice and Award Agreement
99.1	Press Release dated November 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date: November 30, 2020	By:	/s/ Hajime Uba
Name: Hajime Uba
Title: Chairman, President and CEO